Exhibit 4.04

Execution Copy

LEHMAN BROTHERS HOLDINGS INC.

AND

JPMORGAN CHASE BANK, N.A.,

as Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of August 19, 2005

THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 19, 2005, is between LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and JPMORGAN CHASE BANK, N.A. (as successor to The Chase Manhattan Bank (formerly known as Chemical Bank)), a national banking corporation duly organized and existing under the laws of the United States of America, acting as Trustee under the Indenture referred to below (the “Trustee”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of February 1, 1996 (the “Indenture”), as amended and supplemented, to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as in the Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

WHEREAS, the Company will issue to Lehman Brothers Holdings E-Capital LLC I, a Delaware limited liability company (the “LLC”), a series of Securities entitled the “Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035” (the “Junior Subordinated Debentures”);

WHEREAS, the LLC will issue to Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust (the “Trust”), a series of preferred securities (the “LLC Preferred Securities”);

WHEREAS, the Company has duly authorized the execution and delivery of this Eighth Supplemental Indenture in order to provide for certain supplements to the Indenture which shall only be applicable to the Junior Subordinated Debentures;

WHEREAS, all acts and things necessary to make this Eighth Supplemental Indenture a valid agreement of the Company according to its terms have been done and performed, and the execution and delivery of this Eighth Supplemental Indenture have in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of the Securities by the Holders thereof, and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee to supplement the Indenture, only for purposes of the Junior Subordinated Debentures, as follows:

SECTION 1.   AMENDMENTS TO THE INDENTURE

1.1                                 General.  The amendments to the Indenture herein apply solely with respect to the Junior Subordinated Debentures.

1.2                                 Amendment to Section 101 of the Indenture.  Section 101 of the Indenture is hereby amended by adding the following new definitions thereto, in the appropriate alphabetical sequence:

“Additional Interest” means any additional interest payable pursuant to the terms of the Registration Rights Agreement, dated as of August 19, 2005, by and among the Company, the LLC, the Trust and the initial purchasers named therein.

“Affiliate Debt Instrument” has the meaning set forth in the LLC Agreement.

“Declaration of Trust” means the Declaration of Trust by and among the Company, as Sponsor, and the trustees named therein, dated as of August 19, 2005, with respect to the Trust, as amended or supplemented from time to time.

“Junior Subordinated Debentures” means the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035.

“LLC” means Lehman Brothers Holdings E-Capital LLC I, a Delaware limited liability company.

“LLC Agreement” means the Limited Liability Company Agreement of the LLC dated as of August 19, 2005, as amended or supplemented from time to time.

“LLC Preferred Securities” has the meaning of “Preferred Securities” set forth in the LLC Agreement.

“Trust” means Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust.

“Trust Common Securities” has the meaning set forth in the Declaration of Trust.

“Trust Preferred Securities” has the meaning set forth in the Declaration of Trust.

1.3                                 Amendment to Section 901 of the Indenture.  Section 901 is amended to delete the period at the end paragraph (11) and add “, or” at the end of Section 901(11), create a new Section 901(12) and to add the following paragraph at the end of Section 901(12):

“(12) in the event that the LLC and the Trust are liquidated and the Junior Subordinated Debentures distributed to holders of the Trust Preferred Securities, to provide for the issuance of an additional series of Junior Subordinated Debentures to be exchanged for the existing Junior Subordinated Debentures.”

1.4                                 Amendment to Section 902 of the Indenture.  Section 902 is amended to (i) delete the period at the end paragraph (5) and add “; “ at the end of Section 902(5) and create new Sections 902(6) and 902(7):

“(6) add to or change or supplement or eliminate any provision of this Indenture as shall be necessary or desirable to register any Affiliate Debt Instruments and

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related Investment Guarantees in the event that such registration is necessary or desirable; or

(7) conform the terms of this Indenture to the terms of the Junior Subordinated Debentures as set forth in the Offering Memorandum dated August 12, 2005 of the Trust and the Company relating to the Trust Preferred Securities (the “Offering Memorandum”); provided, however, that in connection with such amendment, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case confirming that such amendment has the effect of conforming the terms of this Indenture to the terms of the Junior Subordinated Debentures as set forth in the Offering Memorandum.”

and (ii) add the following at the end of Section 902:

“For purposes of this Section 902, if the Junior Subordinated Debentures are held by the LLC or the Trust, the consent of not less than 66 2/3% of the aggregate liquidation amount of the securities issued by the Trust (or, if the Trust no longer holds either the Junior Subordinated Debentures or the LLC Preferred Securities, of the LLC Preferred Securities) shall be required in order for such supplemental indenture to be effective.”

1.5                                 Amendment to Section 1007 of the Indenture.  Section 1007 is amended to add the following at the end thereof:

“For purposes of this Section 1007, if the Junior Subordinated Debentures are held by the LLC or the Trust, the consent of not less than a majority of the aggregate liquidation amount of the securities issued by the Trust (or, if the Trust no longer holds either the Junior Subordinated Debentures or the LLC Preferred Securities, of the LLC Preferred Securities) shall be required in order to waive a covenant.”

1.6                                 Amendment to Section 513 of the Indenture.  Section 513 is amended to add the following at the end thereof:

“For purposes of this Section 513, if the Junior Subordinated Debentures are held by the LLC or the Trust, the consent of not less than a majority of the aggregate liquidation amount of the securities issued by the Trust (or, if the Trust no longer holds either the Junior Subordinated Debentures or the LLC Preferred Securities, of the LLC Preferred Securities) shall be required in order to waive such default.”

1.7                                 Amendment to Section 1401 of the Indenture.  Section 1401 is amended by deleting the second paragraph of the Section in its entirety and replacing it with the following:

“For purposes of this Article, “Senior Debt” means:

(1)                                  the principal, premium, if any, and interest in respect of (A)  indebtedness for money borrowed by the Company and (B) indebtedness evidenced by

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securities, notes, debentures, bonds or other similar instruments issued by the Company;

 (2)                               all of the Company’s capitalized lease obligations;

(3)                                  all of the Company’s obligations representing the deferred purchase price of property; and

(4)                                  all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

(a)                                  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and

(b)                                 indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables.”

SECTION 2.   MISCELLANEOUS

2.1                                 Debentures.  Attached hereto as Exhibit A is a form of the Junior Subordinated Debenture.

2.2                                 Separability.  In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.3                                 Continuance of Indenture.  This Eighth Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof.  The Indenture, as supplemented by this Eighth Supplemental Indenture, shall continue in full force and effect.

2.4                                 The Trustee.  The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

2.5                                 Governing Law.  This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

2.6                                 Defined Terms.  All capitalized terms used in this Eighth Supplemental Indenture which are defined in the Indenture, but not otherwise defined herein, shall have the same meanings assigned to them in the Indenture.

2.7                                 Counterparts.  This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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JPMorgan Chase Bank, N.A. hereby accepts the trusts in this Eighth Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

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IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Eighth Supplemental Indenture to be signed and acknowledged by its President, its Chairman of the Board, one of its Vice Presidents, its Chief Executive Officer or its Treasurer, and JPMorgan Chase Bank, N.A., as Trustee, has caused this Eighth Supplemental Indenture to be signed by one its authorized officers, as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Barrett S. DiPaolo
	Name:	Barrett S. DiPaolo
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Trustee

By:	/s/ Tai Bill Lee
	Name:	Tai Bill Lee
	Title:	Vice President

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EXHIBIT A

No. D-	$300,001,000

LEHMAN BROTHERS HOLDINGS INC.
FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST
DEBENTURE DUE 2035

Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to LEHMAN BROTHERS HOLDINGS E-CAPITAL LLC I (the “LLC”), at the office or agency of the Company in the Borough of Manhattan, the City of New York, the principal sum of [THREE HUNDRED MILLION ONE THOUSAND] dollars ($[300,001,000]) on August 19, 2035, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3-Month LIBOR plus a margin equal to 0.78% until August 19, 2010 and at the rate per annum of 3-Month LIBOR plus a margin equal to 1.78% from and after August 19, 2010 until August 19, 2035 or until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during the period in which such principal is overdue, and Additional Interest, if any, compounded quarterly, to the registered holder of this Debenture, until payment of said principal sum has been made or duly provided for.  Interest on this Debenture (computed as set forth herein) shall be payable quarterly (subject to deferral as set forth herein) in arrears on February 19, May 19, August 19 and November 19 of each year (each an “Interest Payment Date”), commencing on November 21, 2005, from the date of this Debenture or the most recent Interest Payment Date to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for.

The interest so payable on any Interest Payment Date shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Business Day prior to the relevant Interest Payment Date (each a “Regular Record Date”).  Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person’s address as it appears in the registry books of the Company.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer by manual or facsimile signature, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

LEHMAN BROTHERS HOLDINGS INC.

By:
			Name:	Barrett S. DiPaolo
			Title:	Vice President

Attest:

Name:
Title:	Assistant Secretary

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated August 19, 2005

JPMORGAN CHASE BANK, N.A.,
as Trustee

By:
Authorized Officer

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(Reverse of Debenture)

LEHMAN BROTHERS HOLDINGS INC.
FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST
DEBENTURE DUE 2035

This Debenture is one of a duly authorized series of Debentures of the Company designated as the Floating Rate Junior Subordinated Deferrable Interest Debenture due 2035 of the Company (herein called the “Debentures”).  The Debentures are one of an indefinite number of series of debt securities of the Company (herein collectively called the “Securities”), issued or issuable under and pursuant to an indenture, dated as of February 1, 1996, as amended and supplemented (herein called the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank (formerly known as Chemical Bank)), as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto, including the Eighth Supplemental Indenture dated August 19, 2005 under which these Debentures are issued, reference is hereby made for a description of rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default (as defined in the Indenture) and may otherwise vary as provided in the Indenture.

Payment of the principal of and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt (as defined in the Eighth Supplemental Indenture) of the Company and this Debenture is issued subject to the provisions of the Indenture with respect thereto.  Each registered holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.  Each registered holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.  Each registered holder thereof, by his or her acceptance hereof, agrees to treat the Debentures as indebtedness for all United States federal income tax purposes.

Subject to Article Eleven of the Indenture, at any time on or after August 19, 2010 and prior to maturity, the Company shall have the right to redeem this Debenture at the option of the Company, in whole or in part, at 100% of the principal amount of such Debentures, plus any accrued but unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If an Investment Company Event (as defined in the LLC Agreement) shall occur and be continuing, the Company may, at any time within 90 days following the occurrence of such Investment Company Event, redeem the Debentures, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the Redemption Date.  Subject to certain conditions described in the Indenture, in the event of the occurrence and continuation of a Tax Event (as defined in the LLC Agreement), in certain circumstances the Company may redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the Redemption Date.  Any redemption pursuant to this paragraph shall be made upon not less than 30 nor more than 60 days’ notice to the Trustee and Holders of the Debentures.  If less than all the Debentures are to be redeemed by the Company, the Debentures to be redeemed shall be selected by lot or by such other method as the Trustee shall deem fair and appropriate.  The Debentures are not subject to a sinking fund.

In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof at a Place of Payment (as defined in the Indenture).

In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.  The omission by the Company to pay interest during an Extension Period (as defined below) as permitted hereby shall not constitute an Event of Default under Section 501 of the Indenture.  An “Event of Default” means any of those events set forth in Section 501 of the Indenture, and the event that, when the Property Trustee is the Holder of the Debentures, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with the (i) distribution of Debentures to holders of Trust Preferred Securities and Trust Common Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Preferred Securities and Trust Common Securities or (iii) certain mergers, consolidations or amalgamation, each as permitted by the Declaration of Trust.

The Company hereby covenants that, so long as any LLC Preferred Securities or Trust Preferred Securities remain outstanding, if the Company extends any interest period (as provided below) or the payment of interest under any Affiliate Debt Instrument is deferred, then, during such period the Company shall not, nor shall permit any subsidiary to:  (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any capital stock of the Company; (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities that rank on a parity with (“Parity Debt Securities”) or junior in interest to the Debentures or any other Affiliate Debt Instrument issued by the Company; or (3) make any guarantee payments with respect to any guarantee of the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with (“Parity Guarantees”) or junior in interest to the Debentures or any of such Affiliate Debt Instruments; provided, however, that the following shall be permitted:  (a) dividends or distributions in the form of common stock of the Company; (b) payments under the LLC Guarantee, the Trust Guarantee or any Investment Guarantee (as each of such terms are defined in the LLC Agreement); (c) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (d) purchases of common stock related to the issuance of common stock or rights under any of the Company’s benefit plans; and (e) payments of interest on any of Parity Debt Securities or payments under any Parity Guarantees in respect of interest payments on debt securities of any subsidiary of the Company, in each case ratably and in proportion to the respective amount of (x) accrued and unpaid interest on such Parity Debt Securities or guaranteed by such Parity Guarantees, on the one hand, and (y) accumulated and unpaid distributions (including compounded amounts) on the Trust Preferred Securities, on the other hand.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected (each series voting as a class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, or amend the Indenture to modify its provisions relating to the subordination of each Security in a manner adverse to the holder thereof, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium, if any, on any of the Securities of such series.  Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the place, at the time and in the coin or currency herein prescribed.

The amount of interest payable for any period shall be computed on the basis of a 360-day year the actual number of days elapsed.  In the event that any date on which any interest is payable is not a Business Day and a London Business Day, payment of such interest shall be made on the next succeeding day which is a Business Day and a London Business Day unless such day falls in the next calendar month, in which case the interest payment date shall be the immediately preceding Business Day and London Business Day.  Interest will accrue to the date that such interest is actually paid.

The Company shall have the right at any time, on one or more occasions, so long as an Event of Default has not occurred and is not continuing under the Indenture, to extend any interest payment period on this Debenture for a period (an “Extension Period”) not to exceed 20 consecutive quarterly interest payment periods; provided that the date on which such Extension Period ends must be on an Interest Payment Date and must be no later than August 19, 2035 or any date on which any Debentures are fixed for redemption, and, as a consequence, the quarterly interest payment on the Debentures would be deferred (but would continue to accrue with interest thereon compounded quarterly at the rate of interest on the Debentures, except to the extent payment of such interest is prohibited by law) during any such Extension Period.  On the Interest Payment Date at the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (compounded quarterly, at the rate of interest on the Debentures, except to the extent payment of such interest is prohibited by law), including Additional Interest, if any, to the date of payment, to the persons in whose name the Debentures are registered on the Regular Record Date immediately preceding the Interest Payment Date at the end of such Extension Period.  The Company shall give written notice to the Regular Trustees (as defined in the Declaration of Trust), the Property Trustee and the Trustee of its election of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which distributions on the Trust Preferred Securities are payable or (ii) the date the Trust is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Preferred Securities, but in any event at least one Business Day before such record date.  During any Extension Period, the Company may continue to extend the interest payment period by extending the Extension Period, on one or more occasions by giving notice as aforesaid; provided that such Extension Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Extension Period, as extended, exceed twenty consecutive quarterly interest payment periods or extend beyond August 19, 2035 or any date on which any of the Debentures are fixed for redemption.  No interest shall be due and payable on the Debentures during an Extension Period except at the end thereof.

Notwithstanding the provisions of Section 401(a)(B) of the Indenture, the Company may satisfy and discharge the entire indebtedness on all the Debentures as provided therein only when the Debentures are by their terms due and payable within one year.

The Company may omit to comply with any term, provision or condition set forth in Section 801 of the Indenture, and any such omission with respect to such Section shall not be an Event of Default, in each case with respect to the Debentures, provided that the conditions of Section 1009 of the Indenture have been satisfied.

The covenant set forth in Section 1005 of the Indenture shall not apply to the Debentures.

The Debentures are issuable in registered form without coupons in denominations of $100,000 and any multiple of $100,000.  At the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Debentures may be exchanged for an equal aggregate principal amount of Debentures of like tenor and of other authorized denominations.

The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.  All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Debenture.

No recourse for the payment of the principal of or the interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

In the case of Securities held by the LLC, any holder of the Preferred Securities of the LLC or Trust Preferred Securities (provided that, in the case of holders of Trust Preferred Securities, the Trust holds the Preferred Securities of the LLC) shall have the right, upon the occurrence of an Event of Default described in Section 5.01(1) or 5.01(2) of the Indenture, to institute a suit directly against the Company on behalf of the LLC for enforcement of payment of principal of (premium, if any) and (subject to Section 3.07) interest on the Securities, subject to the provisions of the LLC Agreement or Declaration of Trust, as the case may be.  In addition, in the case of Securities held by the Trust, any holder of Trust Preferred Securities shall have the right, upon the occurrence of an Event of Default described in Section 5.01(1) or 5.01(2), to institute a suit directly against the Company on behalf of the Trust for enforcement of payment of principal of (premium, if any) and (subject to Section 3.07) interest on the Securities, subject to the provisions of the Declaration of Trust.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of this Debenture is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Debentures of this series of like tenor and of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

The Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.  In addition, the following terms shall have the meanings assigned to them below:

“3-Month LIBOR” means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Business Day immediately preceding the first day of such distribution period.  The term “Telerate Page 3750” means the display on Bridge Telerate, Inc. on page 3750 or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

If 3-month LIBOR cannot be determined as described above, the Company shall select four major banks in the London interbank market.  The Company shall request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such distribution period.  These quotations will be for deposits in U.S. dollars for a three-month period.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, 3-month LIBOR for the applicable distribution period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the Company shall select three major rates quoted by those three major banks in New York City time, on the second London Business Day immediately preceding the first day of such distribution period.  The rates quoted will be for loans in U.S. dollars, for a three-month period.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.  If fewer than three New York City banks selected by the Company are quoting rates, 3-month LIBOR for the applicable distribution period will be the same as for the immediately preceding distribution period.

All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

“London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

The following abbreviations, when used in the inscription on the face of the within Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by their entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian	under Uniform Gifts to
	(Cut)	(Minor)
Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of Assignee)

(Name and address of Assignee, including zip code, must be printed or typewritten.)

the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Date:

Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.